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                                                                     EXHIBIT 5.1

                  [Brobeck, Phleger & Harrison LLP Letterhead]

                                  July 18, 2002

SanDisk Corporation
140 Caspian Court
Sunnyvale, California 94089

       Re:   SanDisk Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to SanDisk Corporation, a Delaware corporation (the "Company"), in connection with the Company's Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of the resale of (i) $117,150,000 aggregate principal amount of 4 1/2% Convertible Subordinated Notes (the "Notes") issued by the Company pursuant to an Indenture, dated as of December 24, 2001 (the "Indenture") between the Company, as issuer, and The Bank of New York, as trustee, and (ii) 6,355,797 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable upon conversion of the Notes, plus such indeterminate number of shares of Common Stock as may become issuable by means of an adjustment to the conversion price of the Notes (the "Conversion Shares").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     In rendering our opinion, we have reviewed the Indenture and such other documents as we deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Regarding documents executed by parties other than the Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party, and
(iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Notes and the Conversion Shares under the Registration Statement, to register and qualify the Notes and the Conversion Shares for sale under all applicable state securities or "blue sky" laws. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States federal securities laws. Our opinion expressed in paragraph 1 with respect to the legally valid and binding nature of the Notes is expressed only under New York law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Notes have been duly and validly authorized and issued by the Company and constitute the legally valid and binding obligation of the Company; and

     2. The Conversion Shares have been duly and validly authorized by the Company and, when issued upon conversion of the Notes in accordance with the terms of such Notes and the Company's Certificate of Incorporation, as amended, will be validly issued, fully paid and non-assessable.

     The enforceability of the obligations of the Company under the Indenture and the Notes may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally, (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and (iii) public policy considerations.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent


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is required under Section 7 of the Act, the rules and regulations of the
Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Conversion Shares.


                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP

                                BROBECK, PHLEGER & HARRISON LLP